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                                                                     EXHIBIT 3.1

                                    RESTATED
                           ARTICLES OF INCORPORATION
                OF GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
                            a California Corporation

          The undersigned, Gregory Shenkman and Michael J. McCloskey, hereby certify that:

          ONE: They are the duly elected and acting President and Secretary respectively, of said corporation.

          TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

          The name of this corporation is Genesys Telecommunications Laboratories, Inc.

                                   ARTICLE II

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     A.   Classes of Stock.  This corporation is authorized to issue two classes
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of stock to be designated, respectively, "Common Stock" and "Preferred Stock."
The total number of shares that this corporation is authorized to issue is One Hundred Twenty Five Million (125,000,000) shares. One Hundred Twenty Million (120,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.

     B.   Rights, Preferences and Restrictions of Preferred Stock.  The
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Preferred Stock authorized by these Restated Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in this corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences
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and restrictions of any such additional series may be subordinated to, pari
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passu with (including, without limitation, inclusion in provisions with respect
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to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     1.   Repurchase of Shares.  In connection with repurchases by this
          --------------------
Corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporations Law shall not apply in whole or in part with respect to such repurchases.

     C.   Common Stock.
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     1.   Dividend Rights.  Subject to the prior rights of holders of all
          ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

     2.   Liquidation Rights.  Subject to the prior rights of holders of all
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classes of stock at the time outstanding having prior rights as to liquidation, upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed to the holders of Common Stock.

     3.   Redemption.  The Common Stock is not redeemable.
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     4.   Voting Rights.  The holder of each share of Common Stock shall have
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the right to one vote, and shall be entitled to notice of any shareholders'
meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

     Section 1. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permitted under California law.

     Section 2. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California

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Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.

                                  *    *    *

     THREE: The foregoing amendment has been approved by the Board of Directors of said corporation.

     FOUR: All of the outstanding Series A, Series B and Series C Preferred Stock, including any options, warrants or rights to purchase such shares of Series A, Series B or Series C Preferred Stock, (specifically warrants to purchase 548,886 shares of Series C Preferred Stock) have been converted into Common Stock, or options, warrants or rights to purchase such shares of Common Stock, of the corporation pursuant to Section 4.(b) of Article III of the present Articles of Incorporation.

     FIVE:  The present Articles of Incorporation of the corporation provide in
Section 6 of Article III that in the event shares of Series A, Series B or Series C Preferred Stock shall be converted pursuant to Section 4 thereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. Therefore upon such conversion and cancellation, and after giving effect to the increase in the authorized number of shares of Preferred Stock, the total authorized number of shares of the corporation became 125,000,000 and the authorized number of shares of Preferred Stock of the corporation became 5,000,000.

     SIX: The foregoing amendments and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of the Corporation entitled to approve this amendment and restatement of the Articles of Incorporation was 13,642,161 shares of Common Stock, 900,000 shares of Series A Preferred Stock, 1,897,878 shares of Series B Preferred Stock and 1,348,992 shares of Series C Preferred Stock. The number of shares voting in favor of the amendment and restatement of the Articles of Incorporation equaled or exceeded the vote required. The percentage of vote required was (i) more than 50% of the outstanding shares of Common Stock; (ii) more than 50% of the outstanding shares of Series A Preferred Stock and the Series B Preferred Stock, voting together as a separate class, and (iii) at least 75% of the outstanding shares of Series C Preferred Stock.

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     IN WITNESS WHEREOF, the undersigned have executed this certificate on June
20, 1997.

                                         /s/ Gregory Shenkman
                                         -----------------------
                                         Gregory Shenkman
                                         President

                                         /s/ Michael J. McCloskey
                                         ------------------------
                                         Michael J. McCloskey
                                         Secretary

          Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of his knowledge, and that this declaration was executed on June 20, 1997, at San Francisco, California.

                                         /s/ Gregory Shenkman
                                         -----------------------
                                         Gregory Shenkman
                                         President

                                         /s/ Michael J. McCloskey
                                         ------------------------
                                         Michael J. McCloskey
                                         Secretary

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